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                                                                       EXHIBIT J

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption "Financial Highlights" in the Prospectus and "Disclosure of Portfolio Holdings Policies and Procedures" and "Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference of our report dated October 19, 2006 on the financial statements and financial highlights of VALIC Company II (comprised of the Aggressive Growth Lifestyle Fund, Capital Appreciation Fund, Conservative Growth Lifestyle Fund, Core Bond Fund, High Yield Bond Fund, International Small Cap Equity Fund, Large Cap Value Fund, Mid Cap Growth Fund, Mid Cap Value Fund, Moderate Growth Lifestyle Fund, Money Market II Fund, Small Cap Growth Fund, Small Cap Value Fund, Socially Responsible Fund, and Strategic Bond Fund) as of and for the year ended August 31, 2006 in the Post-Effective Amendment Number 12 to the Registration Statement (Form N-1A No. 333-53589/811-08789).

                                        ERNST & YOUNG LLP

Houston, Texas
December 6, 2006